EXHIBIT 28(h)(v)
AMENDED AND RESTATED EXHIBIT A
     THIS AMENDED AND RESTATED EXHIBIT A, dated as of June 11, 2010, is Exhibit A to that certain Transfer Agency Services Agreement dated as of July 19, 2007, between PNC Global Investment Servicing Inc. and FundVantage Trust and is amended and restated for the addition of Boston Advisors Broad Allocation Strategy Fund, Polen Growth Fund, Olympia American Real Estate Fund, and DuPont Capital Emerging Markets Fund.
Funds – Classes
Cutwater Municipal Bond Inflation Protection Fund – Class A/Class C/Institutional Class*
Cutwater High Yield Fund – Class A/Class C/Institutional Class*
Cutwater Multi-Sector Inflation Protection Fund – Class A/Class C/Institutional Class*
Cutwater Investment Grade Bond Fund – Class A/Class C/Institutional Class*
Lateef Fund – Classes A, I and C
Boston Advisors US Small Cap Equity Fund – Institutional Class
Boston Advisors International Equity Fund – Institutional Class
Boston Advisors Broad Allocation Strategy Fund – Institutional Class
Corverus Strategic Equity Fund – Classes A and I
WHV International Equity Fund – Classes A and I
Pemberwick Fund
Private Capital Management Value Fund — Classes A, C, I and R
Estabrook Value Fund – Classes A, C, I and R
Estabrook Investment Grade Fixed Income Fund – Classes A, C, I and R
Tax-Free Securities Fund — Class Y
Tax-Free Short Intermediate Securities Fund — Class Y
Polen Growth Fund – Retail Class/Institutional Class
Olympia American Real Estate Fund – Class A/Class C/Class D/Class I
DuPont Capital Emerging Markets Fund – Class A/Class C/Class D/Class I

*	Prior to June 11, 2010, the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund, and the Cutwater Municipal Bond Inflation Protection Fund were formerly known as the MBIA High Yield Fund, the MBIA Multi-Sector Inflation Protection Fund, the MBIA Core Plus Fixed Income Fund, and the MBIA Municipal Inflation Protection Fund, respectively.

PNC GLOBAL INVESTMENT SERVICING INC.

By:

Name:

Title:

FUNDVANTAGE TRUST

By:

Name:

Title: